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                                                                   Exhibit 23(c)





                         CONSENT OF INDEPENDENT AUDITORS



                  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 20, 1996 and July 22, 1996 relating to the financial statements of Elite Ambulance and Medical Coach, Inc. which appears on Form 8K/A-1 of Community Medical Transport, Inc.

/s/ Giordano, Cohen, Shafman, Haimann & Co., P.A.
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Giordano, Cohen, Shafman, Haimann & Co., P.A.
Certified Public Accountants


Florham Park, NJ
March 12, 1997